Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 (Amendment No. 9) and in thre related prospectus of our report dated April 10, 2018 relating to the consolidated financial statements as of December 31, 2017 and 2016 and for each year then endeds. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC www.gbhcpas.com Houston,Texas

October 31, 2018